UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2018

RenovaCare, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-30156	98-0384030
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

430 Park Avenue, Suite 702, New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (888) 398-0202

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On January 9, 2018 the Company issued a press release reporting on its 2018 year end update letter to shareholders. A copy of the press release announcing the closing of the offering is attached hereto as Exhibit 99.1 and is incorporated herein by reference. Exhibit 99.1 contains forward-looking statements regarding the Company, and includes cautionary statements identifying important factors that could cause actual results to differ materially from those anticipated.

On January 8, 2018 the Company issued a press release commenting on recent trading activity in its common stock on the OTCQB. A copy of the press release announcing the closing of the offering is attached hereto as Exhibit 99.2 and is incorporated herein by reference. Exhibit 99.2 contains forward-looking statements regarding the Company, and includes cautionary statements identifying important factors that could cause actual results to differ materially from those anticipated.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

Exhibit 99.1	Press Release, dated January 9, 2018
Exhibit 99.2	Press Release, dated January 8, 2018

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

Renovacare, Inc.

Dated: January 12, 2018	By:	/s/ Thomas Bold
	Name:	Thomas Bold
	Title:	Chief Executive Officer

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